AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION August 23, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO THE

FORM 10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HALBERD CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	8731	87-3538414
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No., if applicable)

P.O. Box 25

Jackson Center, Pennsylvania 16133

(814) 786--8849

(Address and telephone number of Registrant’s principal executive offices)

William A. Hartman (814) 786-8849

1362 Springfield Church Rd, Jackson Center, Pennsylvania 16133

(Name, address (including zip code) and telephone number (including area code) of contact person and agent for service in the United States)

Securities to Be Registered Pursuant to Section 12(b) of the Act: None

Securities to Be Registered Pursuant to Section 12(g) of the Act:

Title of Class to Be So Registered: Common Stock

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” ‘accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Emerging Growth Company	☐
Smaller Reporting Company	☒

If an emerging growth company, indicate by check mark if the Registrant elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Registrant inadvertently omitted filing a copy of its contract with The Phoenix

Group in its August 15 Amendment No. 1 to Registrant’s Form 10 filing August 15, 2022.

Because of that unintended omission and the materiality of the Agreement, Registrant here files this Form 10 Amendment No. 2 to rectify that omission.  See attached Exhibit 10.5.

Exhibit No	Description

2*	Plan of Reorganization

3.1 & 4*	Articles of Incorporation

3.2*	Bylaws

10.1*	Material Contracts: Halberd Agreement with Arizona State University

10.2*	Material Contracts: Halberd Agreement with GreenbioAZ

10.3*	Material Contracts: Halberd Extension Agreement with GreenbioAZ

10.4*	List of Patents & Related IP - Granted & Pending

10.5+	Material Contracts: Phoenix Group Engagement Agreement

10.6*	Material Contracts: mdi Consulting Agreement

10.7*	3 Patent Office Patent Descriptions

10.8*	Material Contracts: Intellectual Property Commercialization Agreement

23.1*	Consent to Audit Report from B.F. Borgers CPA.

_____

* Filed in original Form 10 filing May 11, 2022 and/or Amendment No. 1 filing August 15, 2022 and not filed herewith.

+ Inadvertently omitted in Amendment No. 1 filed August 15. Copy of Phoenix Group Agmt. now attached.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HALBERD CORPORATION

Date: August 22, 2022	By:	/s/ William A. Hartman
William A. Hartman, Chairman, President, CEO, Principal Executive Officer and Principal Financial Officer

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